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FORWARD-LOOKING STATEMENTS

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-134992

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the related prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

Subject to Completion, Dated March 27, 2007

US$30,000,000

Mines Management, Inc.

        We are offering                  units, each comprised of one share of our common stock and one-half of a warrant. Each whole warrant can be exercised to purchase one share of our common stock at an exercise price of US$        per share.

        Our common stock is traded on the American Stock Exchange under the symbol "MGN" and on the Toronto Stock Exchange under the symbol "MGT." On March 26, 2007, the closing price for our common stock on the American Stock Exchange was US$4.96 per share and the closing price on the Toronto Stock Exchange was Cdn$5.76 per share.

        Unless otherwise indicated, all references to "$," "US$," or "dollars" in this prospectus supplement refer to United States dollars. References to "Cdn$" in this prospectus supplement refer to Canadian dollars.

        Investing in the units involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities, or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Price: US$                  per Unit

	Price to the Public	Underwriters' Fee	Net Proceeds to Us(1)
Per Unit	US$	US$	US$
Total(2)	US$	US$	US$

Notes:

(1)
Before deducting expenses of this offering, estimated to be $            , which will be paid from the proceeds of the sale of the units.

(2)
We have granted to the underwriters an option, which we refer to as the over-allotment option, to purchase up to                   additional units at US$        per unit. The over-allotment option will be exercisable, in whole or in part, for a period of 30 days following the date of this prospectus. If the over-allotment option is exercised in full, the total Price to the Public, Underwriters' Fee and Net Proceeds to us will be US$            , US$            and US$                  , respectively. See "Underwriting."

        The underwriters expect to deliver the units to purchasers on                        , 2007.

Sole Bookrunner

TD Securities

Blackmont Capital Corp.	Salman Partners (USA) Inc.	Sprott Securities (U.S.A.) Limited

Raymond James (USA) Ltd.

The date of this prospectus supplement is                        , 2007.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, is accurate only as of the respective dates of such documents.

Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
FINANCIAL AND EXCHANGE RATE DATA
SUMMARY
FORWARD-LOOKING STATEMENTS
RISK FACTORS
THE COMPANY
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF OUR COMMON STOCK
DESCRIPTION OF UNITS
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
UNDERWRITING
EXPERTS
LEGAL MATTERS
TRANSFER AGENT AND REGISTRAR
DOCUMENTS INCORPORATED BY REFERENCE
WHERE YOU CAN FIND ADDITIONAL INFORMATION

Prospectus

FORWARD-LOOKING STATEMENTS
OUR BUSINESS
RISK FACTORS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF CONVERTIBLE DEBT SECURITIES
RATIO OF EARNINGS TO FIXED CHARGES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the related prospectus have been filed with the Securities and Exchange Commission, which we refer to as the SEC, pursuant to a registration statement on Form S-3, which we refer to as the registration statement. We have also filed this prospectus supplement and the related prospectus, which we refer to as the Canadian prospectus, with the securities regulatory authorities in each of the provinces of Canada, other than Quebec. The securities registered under the Canadian prospectus may be offered and sold in each of the provinces of Canada, other than Quebec, subject to any applicable securities laws.

FINANCIAL AND EXCHANGE RATE DATA

        Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, which differ in certain respects from generally accepted accounting principles in Canada. Therefore our financial data contained in or incorporated by reference in this prospectus supplement may not be comparable to the financial data of Canadian companies.

        We publish our consolidated financial statements in United States dollars. In this prospectus supplement and the accompanying prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars, and references to "dollars," "$" or "US$" are to United States dollars. All references to "Cdn$" are to Canadian dollars.

        The following table sets forth certain exchange rates based on the noon buying rate of The City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York, the noon buying rate. These rates are set forth as Canadian dollars per $1.00. On March 26, 2007, the noon buying rate was Cdn$1.1627 per $1.00.

Year Ended	Average(1)	High	Low	Period End
December 31, 2006	1.131	1.173	1.099	1.165
December 31, 2005	1.208	1.270	1.151	1.166
December 31, 2004	1.298	1.397	1.178	1.203
December 31, 2003	1.392	1.575	1.292	1.292
December 31, 2002	1.570	1.613	1.511	1.580

(1)
The average of the exchange rates on the last day of each month during the applicable period.

Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Mineral Resources

This prospectus supplement, including the documents incorporated by reference, uses the terms "measured mineral resources" and "indicated mineral resources." We advise U.S. investors that although such terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them, and describes the equivalent as "Mineralized Material." "Mineralized Material" has a great amount of uncertainty as to its existence, and great uncertainty as to its economic and legal feasibility. U.S. Investors are cautioned not to assume that any part or all of the mineralized material will ever be converted into mineral reserves.

Cautionary Note to U.S. Investors concerning estimates of Inferred Mineral Resources

This prospectus supplement, including the documents incorporated by reference, uses the term "inferred mineral resources." We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. U.S. investors are cautioned not to assume that part or all of the inferred mineral resource exists, is economically or legally mineable or will ever be converted into mineral reserves.

ii

SUMMARY

        You should read the following summary and the more detailed information about us and the securities offered hereby in this prospectus supplement, in the related prospectus and in the documents incorporated by reference, including the sections of those documents captioned "Risk Factors," and our consolidated financial statements and notes thereto and management's discussion and analysis, each of which is contained in our annual report on Form 10-K, as amended, which is incorporated by reference in this prospectus supplement. References to "we," "our" and "us" mean Mines Management, Inc., its consolidated subsidiaries, or any one or more of them, as the context requires.

Our Business

        Mines Management, Inc. is engaged in the business of acquiring, exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals.

        Our principal mineral property is the Montanore Project, a silver-copper project located in northwestern Montana. We acquired the Montanore Project in late 2002, together with the drill core and geologic, environmental, engineering and cost data developed by the previous holders. Since 2003, we have spent approximately $5.9 million on evaluation and updating of data originating from previous holders, optimization and preliminary cost studies, and permitting activities.

        In 2006, we acquired the property providing access to the 14,000 foot Libby adit. With additional development, the Libby adit will provide access to the Montanore deposit. We also acquired two permits related to the Libby adit that, with minor revisions, allow us to reopen, dewater and rehabilitate the adit.

        In 2007, we plan to commence a two-year advanced exploration and delineation drilling program at Montanore. We expect to dewater and rehabilitate the Libby adit, and then advance the adit approximately 3,000 feet towards the middle of the deposit. We plan an additional 10,000 feet of development drifting to provide drill access to different portions of the deposit, construction of drill stations, and diamond core drilling of approximately 50 holes totaling approximately 45,000 feet. The objectives of our advanced exploration and delineation drilling program are to:

  •
  expand the known higher grade intercepts of the Montanore deposit;

  •
  develop additional information about the deposit;

  •
  further assess and define the mineralized zone; and

  •
  provide additional geotechnical, hydrological and other data.

        We expect that results of the drilling program, if successful, would provide data to assist in completion of a bankable feasibility study.

        We also plan in 2007 to continue our repermitting efforts with applicable federal and state agencies, and our optimization review of the Project.

        Please see "The Company" in this prospectus supplement for additional information about our activities.

        Our principal executive offices are located at 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201 and our telephone number is (509) 838-6050.

Non-Reserves—Mineralized Material

        We report our non-reserve mineralized material under two separate standards to meet both U.S. and Canadian requirements.

  Non-Reserves Reported in the U.S.

        The estimate of mineralized material set forth below was prepared by Mine Development Associates, which we refer to as MDA. The estimate was prepared in accordance with SEC Industry Guide 7.

Mineralized Material Estimate in Accordance with U.S. SEC Industry Guide 7

	Tons	Silver Grade (Ounces per ton)	Copper Grade	Cutoff Grade (Silver ounces per ton)
Mineralized Material	81,506,000	2.04	.75%	1.0

  Non-Reserves Reported in Canada

        In accordance with Canada's National Instrument 43-101, the estimate of resources at Montanore as set forth below was prepared by MDA. Steve Ristorcelli, R.P. Geo., C.P.G., and David C. Fitch, C.P.G., acting on behalf of MDA, are the qualified persons under Canada's National Instrument 43-101 for this resource estimate.

  Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Mineral Resources

          This section uses the terms "measured mineral resources" and "indicated mineral resources." We advise U.S. investors that terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

  Cautionary Note to U.S. Investors concerning estimates of Inferred Mineral Resources

          This section uses the term "inferred mineral resources." We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. U.S. investors are cautioned not to assume that part or all of the inferred mineral resource exists, or is economically or legally mineable.

Resource Estimate as presented in Accordance with Canada's National Instrument 43-101.

	Tons	Silver Grade (Ounces per ton)	Copper Grade	Cutoff Grade (Silver ounces per ton)
Measured	4,026,000	1.85	0.74%	1.0
Indicated	77,480,000	2.05	0.75%	1.0
Inferred	35,080,000	1.85	0.71%	1.0

The Offering

Units offered	units, each comprised of: • one share of common stock; and • one-half of a warrant, each whole warrant can be exercised to purchase one share of common stock.
Issue price	$ per unit.
Warrant exercise price	$
Warrant expiration date	, 2012
Shares outstanding before this offering (1) (2)	12,899,467 shares of common stock.
Shares outstanding after this offering (2)
shares of common stock. If all of the warrants were exercised, shares of common stock would be outstanding. If the over-allotment option were exercised in full, shares of common stock would be outstanding after the offering. If the over-allotment option were exercised in full and all of the warrants were exercised, shares of common stock would be outstanding.
Risk factors
An investment in the securities involves a high degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. Please refer to "Risk Factors" beginning on page S-5 of this prospectus supplement for factors you should consider.
Use of proceeds
The proceeds of this offering, net of the underwriters' fee and before expenses, will be approximately $ , based on an assumed offering price of $ per unit, assuming no exercise of the over-allotment option. The net proceeds will be used for an underground evaluation drilling program at our Montanore Project and for general corporate purposes.
Trading symbols
Our common stock is listed on the American Stock Exchange under the symbol "MGN" and on the Toronto Stock Exchange under the symbol "MGT." Application has been made to the American Stock Exchange and the Toronto Stock Exchange to approve listing of the additional shares of common stock, and to the Toronto Stock Exchange to approve listing of the warrants.

(1)
Shares of common stock outstanding as of March 26, 2007.

(2)
Amounts exclude (i) 1,102,334 shares issuable upon exercise of currently outstanding warrants at exercise prices ranging from $6.00 to $8.25 per share and (ii) 1,874,000 shares issuable upon exercise of currently outstanding options at exercise prices ranging from $1.60 to $5.01 per share.

FORWARD-LOOKING STATEMENTS

        Some information contained or incorporated by reference into this prospectus supplement may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include comments regarding further exploration and evaluation of the Montanore Project, including planned rehabilitation and extension of the Libby adit, drilling activities, feasibility determination, engineering studies, environmental and permitting requirements, process and timing, and estimates of mineralized material and measured, indicated and inferred resources; financing needs; the markets for silver and copper and planned expenditures in 2007 and 2008; and potential completion of a bankable feasibility study. The use of any of the words "development," "anticipate," "continues," "estimate," "expect," "may," "project," "should," "believe," and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure that the expectations will prove to be correct. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors set forth below and other factors set forth herein and in other documents incorporated by reference into this prospectus supplement:

  •
  Worldwide economic and political events affecting the supply of and demand for silver and copper,

  •
  Volatility in the market price for silver and copper,

  •
  The availability, terms, conditions and timing of required governmental permits and approvals,

  •
  Financial market conditions and the availability of financing on acceptable terms,

  •
  Uncertainty regarding whether reserves or feasibility will be established at the Montanore Project,

  •
  Uncertainties associated with developing new mines,

  •
  Variations in ore grade and other characteristics affecting potential mining, crushing, milling and smelting and mineral recoveries,

  •
  Geological, technical, permitting, mining and processing problems,

  •
  Uncertainty regarding future changes in applicable law or implementation of existing law, and

  •
  The availability of experienced employees.

        These factors are not intend to represent a complete list of the general or specific factors that could affect us. We note additional factors elsewhere in this prospectus supplement, the related prospectus and in any documents incorporated by reference into this prospectus supplement and the related prospectus. Subject to the requirements of applicable law, we undertake no obligation to update forward-looking statements.

RISK FACTORS

        An investment in the securities involves a high degree of risk. You should consider carefully the following discussion of risks, in addition to the other information included or incorporated by reference in this prospectus supplement before purchasing any of the securities. In addition to historical information, the information in this prospectus supplement and the related prospectus contains "forward-looking" statements about our future business and performance. See "Forward-Looking Statements." Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus supplement. The risks below address the material factors that may affect our future operating results and financial performance.

We have no recent history of production.

        We have no recent history of producing silver or other metals. The development of our Montanore Project would require the construction and operation of mines, processing plants, and related infrastructure. As a result, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any operations may not achieve profitability.

We have a history of losses and we expect losses to continue for at least the next three years.

        As an exploration company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for at least the next three years. As of December 31, 2006, we had an accumulated deficit of $16.3 million. There can be no assurance that we will achieve or sustain profitability in the future.

We have no proven or probable reserves.

        We have no proven or probable reserves on any of our properties. We are currently focused on our Montanore Project. Substantial additional work, including delineation drilling, will be required in order to determine if any proven or probable reserves exist on our Montanore Project. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices.

        Estimates of reserves, mineralized material, resources, and capital and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project. Even if commercial quantities of minerals are discovered, the Montanore Project may not be brought into commercial production.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

  •
  determine metal content and metallurgical recovery processes to extract metal from the ore; and

  •
  design mining and processing facilities.

        If we discover ore at the Montanore Project, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change. As a result of these uncertainties, there can be no assurance that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations at the Montanore Project.

We may not be able to obtain permits required for development of the Montanore Project.

        In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to obtain numerous permits for our Montanore Project. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Obtaining required permits for the Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area, its proximity to core habitat of certain protected species, including the grizzly bear, bull trout and lynx, and the efforts of a third party to permit a mining operation near the Montanore Project.

        In addition, mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. An Environmental Impact Statement would be required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Project are evaluated and based on which potential mitigation measures would be proposed. If the Montanore Project were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact and delays in the Montanore Project could result.

        In addition, permits would also be required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage and water rights appropriation. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act.

        The duration and success of our efforts to re-permit are contingent upon many variables not within our control. There can be no assurance that we will obtain all necessary permits will be obtained and, if obtained, that the permitting costs involved will not exceed those that had been previously estimated. It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the further exploration, development or operation of a mine or mines at the Montanore Project.

Even if our exploration efforts at Montanore are successful, we may not be able to raise the funds necessary to develop the Montanore Project.

        If our exploration efforts at Montanore are successful, our current estimates indicate that we would be required to raise approximately $415 million in external financing to develop and construct the Montanore Project. Sources of external financing could include bank borrowings and debt and equity offerings. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. There can be no assurance that we will commence production at Montanore or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Montanore Project. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different than those included in this prospectus supplement.

The mining industry is intensely competitive.

        The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future. We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently intense, particularly affecting the availability of manpower and exploration equipment.

Our future success is subject to risks inherent in the mining industry.

        Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include insufficient ore reserves, fluctuations in metal prices and increases in production costs that may make mining of reserves uneconomic; significant environmental and other regulatory restrictions; labor disputes; geological problems; failure of underground stopes and/or surface dams; force majeure events; and the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

        If we establish reserves, complete a favorable feasibility study for the Montanore Project, and complete development of a mine, our profitability and long-term viability will depend, in large part, on the market price of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

  •
  supply of, and demand for, silver and copper;

  •
  speculative activities;

  •
  expectations for inflation; and

  •
  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices have delayed, and could in the future adversely affect our ability to finance, the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline. During the five-year period ended December 31, 2006, the high and low settlement prices for silver and copper were $14.94 and $4.07 per ounce and $4.08 and $0.68 per pound, respectively.

We have ongoing reclamation obligations on the Montanore Project properties.

        Although we have posted bonds with the State of Montana to cover expected future reclamation costs, there is no guarantee that the amount of these bonds will satisfy the environmental regulations and requirements. Should government regulators determine that additional reclamation work is required, we may be required to fund this work, which could have a material adverse effect on our financial position.

We are subject to significant governmental regulations.

        Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

  •
  environmental protection;

  •
  management and use of toxic substances and explosives;

  •
  management of natural resources;

  •
  exploration and development of mines, production and post-closure reclamation;

  •
  taxation;

  •
  labor standards and occupational health and safety, including mine safety; and

  •
  historic and cultural preservation.

        Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

        From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as ours, and such revision could also impair our ability to develop the Montanore Project and other mineral projects.

We are subject to environmental risks.

        Mineral exploration and mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The title to some of our properties may be uncertain or defective.

        Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and millsite claims. Certain of our United States mineral rights consist of "unpatented" mining and millsite claims created and maintained in accordance with the U.S. General Mining Law of 1872. Unpatented mining and millsite claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining and millsite claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law. Also, unpatented mining and millsite claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining and millsite claims. We have not filed a patent application for any of the unpatented and millsite claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

        In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If ever adopted, such legislation could, among other things, impose royalties on silver and copper production from unpatented mining and millsite claims located on federal lands or impose fees on production from patented mining and millsite claims. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on federal lands or patented claims.

        While we have no reason to believe that title to any of our properties is in doubt, title to mining properties is subject to potential claims by third parties claiming an interest in them.

The market price of our common stock is subject to volatility and could decline significantly.

        Our common stock is listed on the American Stock Exchange (AMEX) and the Toronto Stock Exchange (TSX).

        Securities of small-cap companies such as ours have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in results of our planned drilling program as reflected in our quarterly reports. Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

  •
  the extent of analyst coverage available to investors concerning our business is limited because investment banks with research capabilities do not follow our securities;

  •
  the trading volume and general market interest in our securities could affect an investor's ability to trade significant numbers of shares of our common stock;

  •
  the relatively small size of the public float will limit the ability of some institutions to invest in our securities;

  •
  after this offering, we will have outstanding warrants to purchase approximately 23% of our outstanding common stock at a fixed exercise price which could adversely impact the price of our common stock; and

  •
  a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the AMEX and the TSX, further reducing market liquidity.

        As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

We do not intend to pay any cash dividends in the foreseeable future.

        We have never paid dividends and any future decision as to the payment of dividends will be at the discretion of our board of directors and will depend upon our earnings, receipt of dividends from our subsidiaries, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant. We intend to retain our earnings, if any, to finance the growth and development of our business. Any return on an investment in our common stock will come from the appreciation, if any, in the value of our common stock. See "Description of Securities—Dividend Rights".

You are subject to future dilution by the exercise of options and warrants, and the existence of a significant number of options and warrants can depress the price of our common stock.

        As of March 26, 2007, we had 12,899,467 shares outstanding. As of that date, there were options outstanding to purchase up to 1,874,000 shares of common stock at exercise prices ranging from $1.60 to $5.01 per share and warrants outstanding to purchase 1,102,334 shares at an exercise prices ranging from $6.00 to $8.25 per share. 806,000 additional shares of common stock are available for issuance under our stock option plans. In this offering, we are issuing warrants to purchase up to                  additional shares of common stock at an exercise price of $        per share. If currently outstanding options or warrants to purchase our common stock are exercised, or additional stock options or warrants were issued at exercise prices lower than the public offering price, your investment would be further diluted. In addition, the potential for exercise of a significant number of options and warrants can have a depressive effect on the market price for our common stock.

THE COMPANY

        Mines Management, Inc. was incorporated under the laws of the State of Idaho on February 28, 1947. Our principal executive offices are located at 901 W. Riverside Avenue, Suite 311, Spokane, Washington 99201.

        We are engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals. All of our properties are currently in the exploration stage. No property is currently in production.

Montanore Project

        Our principal mineral property interest is the Montanore Project, a silver-copper project located in northwestern Montana. We have commenced the process of re-permitting the Montanore Project and plan to commence a two-year advanced exploration and delineation drilling program in 2007, which should assist us in determining its feasibility for development.

  Non-Reserves—Mineralized Material; Measured, Indicated and Inferred Resources

        Non-Reserves Reported in the United States.    The estimate of mineralized material set forth below was prepared by Mine Development Associates, referred to as MDA. The estimate was prepared in accordance with SEC Industry Guide 7.

Mineralized Material Estimate in Accordance with U.S. SEC Industry Guide 7

	Tons	Silver Grade (Ounces per ton)	Copper Grade	Cutoff Grade (Silver ounces per ton)
Mineralized Material	81,506,000	2.04	0.75%	1.0

        Non-Reserves Reported in Canada.    In accordance with Canada's National Instrument 43-101, the estimate of resources at Montanore as set forth below was prepared by MDA. Steve Ristorcelli, R.P. Geo., C.P.G., and David C. Fitch, C.P.G., acting on behalf of MDA, are the qualified persons under Canada's National Instrument 43-101 for this resource estimate.

  Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Mineral Resources

          This section uses the terms "measured mineral resources" and "indicated mineral resources." We advise U.S. investors that these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

  Cautionary Note to U.S. Investors concerning estimates of Inferred Mineral Resources

          This section uses the term "inferred mineral resources." We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. U.S. investors are cautioned not to assume that part or all of the inferred mineral resource exists, or is economically or legally mineable.

Resource Estimate as presented in Accordance with Canada's National Instrument 43-101

	Tons	Silver Grade (Ounces per ton)	Copper Grade	Cutoff Grade (Silver ounces per ton)
Measured	4,026,000	1.85	0.74%	1.0
Indicated	77,480,000	2.05	0.75%	1.0
Inferred	35,080,000	1.85	0.71%	1.0

  Advanced Exploration and Delineation Drilling Program

        In 2006, we acquired the property providing access to the 14,000 foot Libby adit. With additional development, the Libby adit will provide access to the Montanore deposit. We also acquired two permits related to the Libby adit that, with minor revisions, allow us to reopen, dewater and rehabilitate the adit.

        In 2007, we plan to commence a two-year, advanced exploration and delineation drilling program at Montanore. We expect to dewater and rehabilitate the Libby adit, and then advance the adit approximately 3,000 feet towards the middle of the deposit. An additional 10,000 feet of development drifting will be necessary to provide drill access. Once the drifting is underway, we expect to undertake delineation diamond core drilling of approximately 50 holes totaling approximately 45,000 feet. The objectives of our underground evaluation program are to:

  •
  expand the known higher grade intercepts of the Montanore deposit;

  •
  develop additional information about the deposit;

  •
  further assess and define the mineralized zone; and

  •
  provide additional geotechnical, hydrological and other data.

  Stage 1—Dewatering and Adit Rehabilitation

        With the exception of the first 600 feet, the length of the Libby adit contains water. During the first stage of the advanced exploration and delineation drlling program, we plan to dewater the adit, and treat the discharged water using ultra-filtration and possibly chemical pre-treatment so that discharged water, both during the dewatering process as well as during development of the adit and drilling program, meets Montana's water quality standards. We completed the pilot scale tests of the water treatment method in February 2007. We estimate that we will spend approximately $7.3 million of the net proceeds of this offering on Stage 1 activities.

        As dewatering takes place, we plan to rehabilitate the adit, which we anticipate to involve, among other activities, scaling the walls, installing new roof bolts and extending electricity, ventilation and dewatering infrastructure into the adit.

  Stage 2—Advancement of Adit, Drifting and Establishment of Drill Stations

        Once rehabilitation is complete, expected by the third quarter of 2007, we plan to advance the adit approximately 3,000 feet towards the middle of the deposit. Following the advancement of the adit, we expect to commence 10,000 feet of development drifting, which will be necessary to provide drill access. Once drifting is underway we will also begin to establish drill stations. The process of drifting and the establishment of drill stations will continue throughout the remainder of the program. We anticipate spending $7.5 million of the net proceeds of this offering on Stage 2 activities.

  Stage 3—Phase I Delineation Drilling

        In Stage 3 of the advanced exploration and delineation drilling program, we expect to commence approximately 20,000 feet of delineation diamond core drilling. We estimate that we will spend approximately $0.5 million of the proceeds of this financing on Stage 3 activities and expect to complete Stage 3 in late 2008.

        During the first three stages of the program, we anticipate spending approximately $12.7 million of the net proceeds of this offering on site operational costs, capital equipment, project contingencies, optimization studies and corporate support.

  Stage 4—Phase II Drilling and Bankable Feasibility Study

        We expect to require additional financing of approximately $10.0 million to complete Stage 4 of the advanced exploration and delineation drilling program and for additional site capital and operating costs. During this stage we anticipate completing an additional 25,000 feet of diamond core drilling, undertaking additional metallurgical and geotechnical testing and analysis and, if the results of our exploration are successful, preparing for and completing a bankable feasibility study.

  Permitting and Environmental

  Permitting of the Advanced Exploration and Delineation Drilling Program

        In 2006, we acquired the property providing access to the portal of the Libby adit and two permits: Hard Rock Operating Permit 150 that covers certain exploration activities and the Montana Pollution Discharge Elimination System (MPDES) water discharge permit for the Montanore Project. With minor revisions completed in 2006, these permits allow us to proceed with the planned advanced exploration and delineation drilling program, including adit rehabilitation, dewatering and extension, drifting and establishment of drill stations, and drilling activities.

  Permitting of the Montanore Project

        In order to advance the Montanore Project past the exploration stage, we must obtain project approval from the U.S. Forest Service (USFS) and the State of Montana and final permits. The USFS and the State of Montana are undertaking a joint review of the Montanore Project and related permits, a process that typically takes several years.

        To initiate the joint review process, in 2004 we submitted a proposed plan of operations to the USFS and a hard rock mining program application to the State of Montana, which included baseline environmental data, certain technical documents and other pertinent information about the Montanore Project. We have also submitted applications and technical supporting data for an air quality permit, a wetland 404 permit that would establish the allowable level of discharge of dredged or fill material into wetlands and non-wetland waters, an MPDES water discharge permit that would establish the allowable levels of mine and rain water discharge that might occur during any development of and operations at the Montanore Project, a power transmission line permit for the power line that would connect the Project to the power grid; and revisions to Hard Rock Operating Permit 150 that would permit mining operations on federal land, along with a permit to cover mining operations on private land. We have benefited from the work completed by previous holders of the Montanore Project, who obtained final Project permits in 1993. Rather than being required to develop all of the initial data, we were able to update the environmental baseline and other environmental and technical data developed by the prior holders. This allowed us to submit applications and technical information approximately 12 months earlier than otherwise would have been the case. Since our applications were initially submitted, we have responded to agency comments and submitted supplemental technical information and applications.

        A central element of the federal and state project review is the completion of a thorough environmental review process, which will be documented in a joint Environmental Impact Statement (EIS). As an integral part of drafting the EIS, the USFS is required under the Endangered Species Act to complete a biological assessment and initiate a consultation with the U.S. Fish and Wildlife Service for the purpose of issuing a biological opinion addressing the impact of the project on threatened and endangered species, including grizzly bear, lynx and bull trout. The agencies have initiated preparation of the draft EIS, and we expect that it will be completed in the second quarter of 2007. We continue to address technical questions and comments generated by the USFS and the State during the EIS drafting process.

        Once the agencies have completed their review and preparation of the draft EIS, the draft EIS and the draft permits are provided to the public for review and comment. The agencies may consider public comments in preparing the final EIS and final permits. If the public review process is successfully completed, the agencies would proceed to determine the form of the final EIS and permits and would issue a joint Record of Decision setting forth their decisions on our proposed plan of operations and hard rock mining program. Following issuance of the Record of Decision, and resolution of any appeals or legal challenges to the Record of Decision, we would receive the required permits and finalize the Montanore Project Description based on the results of the completed agency review.

  Royalties

        The mineral rights we acquired are subject to a $0.20 per ore ton royalty, and a 5% net profits royalty which would commence after we have recovered all of our exploration and development costs.

  Geology

        The Montanore Project contains a strata-bound silver-copper deposit occurring in the Revett Formation, which is part of an extensive series of Precambrian-aged metasedimentary rocks belonging to the Belt Supergroup. The Revett Formation has been subdivided into three members (upper, middle and lower) based on the contained amounts of quartzite, silty quartzite and siltite. The lower Revett, which hosts the mineralized horizons, is comprised primarily of quartzite with lesser interbeds of siltite and silty quartzite.

        The silver-copper mineralization at Montanore is strata-bound in the upper portions of the lower Revett Formation. Copper and silver values are carried predominately in the minerals bornite, chalcocite, chalcopyrite and native silver in variable proportions and concentrations. Sulfide content of the mineralized rock rarely exceeds 3% to 4% and is commonly 1% to 2%.

        The mineralized zone crops out at the surface and expends down dip at least 12,000 ft to the north-northwest. The mineralization is open ended in the down dip direction. Mineralization occurs in at least two sub-parallel horizons separated by a silver- and copper-deficient zone containing low-grade lead in the form of galena. The two horizons are identified as the B1 for the upper zone and the B for the lower and more extensive zone. Both zones dip to the northwest between 15 degrees and 30 degrees, with an average of just over 15 degrees. The width of the main (B) horizon in plan view, defined by a fault on one side and a fold axis on the other, varies from 804 feet to 3,540 feet. The property boundaries, however, limit the controlled portion of the deposit to a maximum of 2,000 feet. The average thickness for each of the two horizons is 35 feet, depending upon cutoff.

  Montanore Project Advancement

        The discovery and development of mineral deposits typically involves multiple steps and typically takes several years. Initially, an area with mineral potential is identified and explored to determine whether a deposit exists. Exploration by previous owners of the Montanore Project involved the initial drilling of 31 holes, geologic analysis and engineering review of drill data including assay, and completion of a 14,000 foot evaluation adit. This data has permitted us to define a deposit and establish mineralized material, and measured, indicated and inferred resources. Based on this data, we have completed scoping studies that provide preliminary information about potential mining and processing methods and potential costs. We have used this information to design the advanced exploration, delineation drilling and other technical evaluation program, which will be used to further delineate the Montanore deposit. If successful, this drilling program would provide us with sufficient information to establish mineral reserves at Montanore. The establishment of mineral reserves would require completion of a mine model and plan, analysis for development of capital costs, metallurgical and other tests, advancement of permitting and a bankable feasibility study. The ultimate development of the Montanore Project is thus subject to many factors including silver and copper prices and the results of technical work, including drilling and other technical investigations.

        Since 2004, we have initiated permitting activities and have been engaged in an extensive review and assessment of drill data, assays, geology, technical reports, and other technical and permitting information for the Montanore Project provided by previous owners. Additionally, we did independent technical work regarding optimization of project scope and size. As part of this review, we contracted with three independent consultants: Jasper Geographics, a firm specializing in geological analysis and interpretation; Hatch Ltd., an engineering and design consultant and McIntosh Engineering, an underground mine design consultant.

        Jasper Geographics reviewed and analyzed the geologic information and drill and assay data to assist in developing the advanced exploration, delineation drilling and other technical evaluation program.

        Hatch and McIntosh reviewed geologic, mineralization, and other technical information and in May 2006 completed a draft scoping study that we used to design the advanced exploration, delineation drilling and other technical aspects of the evaluation program. The scoping study analyzed the following:

  •
  Exploration drillhole data;

  •
  Geology;

  •
  Geotechnical and rock mechanics;

  •
  Deposit geometry;

  •
  Metallurgical testwork; and

  •
  Other pertinent technical information including information about permitting requirements and environmental considerations.

Based on the geometry of the deposit as defined by the 31 initial drillholes, the scoping study concluded that an underground bulk mining method would be appropriate for the Montanore deposit and developed preliminary information regarding processing methods, costs and infrastructure requirements. The Hatch/McIntosh review was not prepared in connection with, or for use in, this offering.

        The Hatch/McIntosh review served as the basis for our advanced exploration, delineation drilling and other technical evaluation program, which is designed to provide additional technical data that, if successful, would result in the establishment of mineral reserves and provide information that would support a bankable feasibility study. The advanced exploration, delineation drilling and other technical evaluation program is designed to meet the following objectives:

  •
  Better define the deposit in the primary target zone;

  •
  Test continuity of mineralization between drillholes in the target drill area;

  •
  Determine the existence of potential high grade pods/lenses/horizons in the deposit;

  •
  Identify intra-deposit structural controls to mineralized geometry;

  •
  Decrease drillhole spacing to approximately 400 feet by 400 feet in the target drill area; and

  •
  Supplement existing drill data to increase predictability of grade and tons.

        We plan to continue engineering optimization work during the advanced exploration, delineation drilling and other technical evaluation program. This optimization work would assist in refining the drilling program based on initial results and would be intended for use in developing the Project feasibility study, including continued evaluation of mining methods and techniques, mine design criteria, processing methods, infrastructure requirements and costs.

CANADA
93
2
LINCOLN COUNTY
Kootenai
River
37
TROY
LIBBY
IDAHO
MONTANA
56
CABINET WILDERNESS
MONTANORE PROJECT
KALISPELL
2
MONTANORE DEPOSIT
Clark Fork
200
NOXON
River

MONTANORE PROJECT
Montana
Idaho

MINES MANAGEMENT, INC.	*FIGURE 1*	
	SCALE: AS SHOWN	DATE: DEC. 2004
	DRAWN: JASPER GEOGRAPHICS	

REVISED APPLICATION FOR HARD ROCK OPERATING PERMIT & PROPOSED OPERATING PLAN

GENERAL PROJECT & OREBODY LOCATION

MONTANORE PROJECT - LINCOLN, MONTANA

USE OF PROCEEDS

        The net proceeds received by us from the sale of the units, after deducting the underwriters' fees of $                        and the estimated expenses of the offering of $                        , will be approximately $                         million, based on an assumed offering price of $                        per unit. If the over-allotment option is exercised in full after deducting underwriters' fees and the estimated offering expenses, we will receive additional net proceeds of approximately $                        .

        We intend to use the net proceeds of this offering to complete our advanced exploration and delineation drilling program and for general corporate and working capital purposes. In order to complete the planned program, we will need to raise an additional $10 million. There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. Pending the use of the proceeds of this offering, we intend to invest the net proceeds of this offering in U.S. treasury bills or highly liquid short-term, investment grade, interest-bearing securities.

CAPITALIZATION

        The following table sets out our capitalization as at December 31, 2006 on an actual basis and as adjusted to give effect to the receipt of net proceeds of this offering. This table should be read in conjunction with our consolidated audited financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2006, as amended, which is incorporated by reference in this prospectus supplement.

	As at December 31, 2006
	Actual	As Adjusted After Giving Effect to the Offering(1)
	(Audited)	(Unaudited)
Cash	$743,652	$

Stockholders' equity
Preferred Stock, 10,000,000 authorized, none issued and outstanding	—	—
Common stock 100,000,000 authorized, 12,469,510 issued and outstanding (actual), issued and outstanding (as adjusted)(1)	128,494
Additional paid-in-capital	22,153,065
Accumulated deficit	(1,117,306)	(1,117,306)
Deficit accumulated during the development stage	(15,208,078)	(15,208,078)
Accumulated other comprehensive income	66,679

	6,022,854

Total:	$6,330,768	$

(1)
Amounts shown assume the issuance of                  units at an offering price of $        per unit in the offering. Amounts shown are net of underwriters' fees and estimated expenses.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock listed on the American Stock Exchange under the trading symbol "MGN" and on the Toronto Stock Exchange under the trading symbol "MGT." Application has been made to the American Stock Exchange and the Toronto Stock Exchange to approve listing of the additional shares of common stock to be issued in this offering, including shares issuable upon exercise of warrants, and to the Toronto Stock Exchange to approve listing of the warrants. The listing of the common stock on the American Stock Exchange and of the common stock and warrants on the Toronto Stock Exchange is subject to fulfillment of all of the listing requirements of the American Stock Exchange and Toronto Stock Exchange, respectively.

        As of March 26, 2007, 12,899,467 shares were outstanding, and we had approximately 879 shareholders of record. On March 26, 2007, the closing price per share for our common stock as reported by the American Stock Exchange was $4.96 and as reported by the Toronto Stock Exchange was Cdn$5.76.

        The following table sets forth, for the periods indicated, the reported high and low closing prices of our common stock.

	American Stock Exchange		Toronto Stock Exchange*
	High	Low	High	Low
	($)		(Cdn$)
2007
First Quarter (through March 26, 2006)	6.48	4.53	7.51	5.05
2006
First Quarter	9.00	6.20	10.75	7.08
Second Quarter	9.97	6.20	10.71	7.00
Third Quarter	7.47	5.60	8.75	6.01
Fourth Quarter	6.40	4.91	7.99	5.35
2005
First Quarter	6.28	3.75
Second Quarter	6.15	4.13
Third Quarter	5.52	4.92
Fourth Quarter	8.30	6.22

*
Trading commenced on January 10, 2006.

        We have not declared or paid cash dividends on our common stock and do not intend to declare dividends in the foreseeable future.

DESCRIPTION OF UNITS

        Each unit is comprised of one share of our common stock and one-half of a warrant to purchase one share of our common stock.

Common Stock

        We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of March 26, 2007, there were 12,899,467 shares of common stock issued and outstanding.

  Dividend Rights

        Holders of our common stock may receive dividends when, as and if declared by our board, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of our liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

  Voting and Other Rights

        Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast.

  Election of Directors

        Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a majority of votes cast.

  Liquidation

        In the event of any liquidation, dissolution or winding up of Mines Management, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

  Redemption

        Our common stock is not redeemable or convertible.

  Other Provisions

        All outstanding shares of our common stock are, and the shares offered by this prospectus supplement or obtainable on exercise of the warrants offered hereby, if issued in the manner described in this prospectus supplement and the underlying prospectus, will be, fully paid and non-assessable.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our Articles of Incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Computershare Trust Company in Golden, Colorado and in Toronto, Ontario are the co-transfer agents and registrars for our common stock.

Warrants

        The warrants will be issued in registered form under and be governed by the Warrant Agreement to be dated as of                        , 2007 between Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., collectively, as Warrant Agent, and us (the "Warrant Agreement"). Set forth below is a summary of certain information concerning the warrants and the Warrant Agreement. The summary is qualified in its entirety by reference to the detailed provisions of the Warrant Agreement and the warrant certificate representing the warrants, each of which will be filed as an exhibit to a Current Report on Form 8-K that will be incorporated herein by reference.

  Exercise Price

        Each warrant represents the right to purchase one share of common stock at an initial exercise price equal to $             per share, referred to herein as the "exercise price."

  Term

        Each warrant may be exercised at any time and from time to time on or after the date on which the warrants begin trading on the TSX and through and including                         , 2012, referred to herein as the "expiration date."

  Exercise

        Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) warrant certificates evidencing such warrants, with the form of election to purchase on the reverse side thereof duly filled in and executed, and (ii) payment of the exercise price for the number of shares with respect to which the warrant is being exercised and transfer or other taxes. Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a warrant not exercised prior to the expiration date shall be and become void and of no value. Upon the holder's exercise of a warrant, we will issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant, free of restrictive legends. We have agreed that as long as any warrants remain outstanding, we will file and use our best efforts to have such registration statements declared effective and maintain the effectiveness of such registration statements as may be required such that holders that exercise warrants will receive shares of common stock that are not "restricted" within the meaning of Rule 144 under the Securities Act of 1933. The exercise of the warrants may be suspended at any time when the common stock to be issued upon the exercise of the warrants cannot be issued in compliance with applicable securities laws. In the event of any such suspension, a warrantholder may require us to redeem warrants submitted to the Warrant Agents for exercise at a price equal to the difference between the closing price on the American Stock Exchange of our common stock on the date of submission and the exercise price of the warrants. We will pay the above-described redemption price in cash within ten (10) business days after receipt of notice from the Warrant Agent that such warrants have been submitted for exercise.

        The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly issued and fully paid and non-assessable. We have authorized and reserved at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all warrants issued in this offering.

  Adjustments

        The exercise price and the number of shares of common stock issuable upon the exercise of the warrants are subject to adjustment upon the occurrence of any of the following events:

  •
  If we (1) pay a dividend in, or make a distribution of, shares of capital stock on our outstanding common stock, (2) subdivide our outstanding shares of common stock into a greater number of such shares or (3) combine our outstanding shares of common stock into a smaller number of such shares, the total number of shares of common stock issuable upon the exercise of each warrant outstanding immediately prior such time will be adjusted so that the holder of any warrant surrendered for exercise after such time will be entitled to receive at the same aggregate exercise price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such warrant been exercised in full immediately prior to the record date with respect to such event. Any such adjustment will, in the case of a stock dividend or distribution, become effective as of the record date of such stock dividend or distribution and, in the case of a subdivision or combination, be made as of the effective date of such subdivision or combination. If, as a result of any such adjustment, the holder of any warrant thereafter surrendered for exercise will become entitled to receive shares of two or more classes of our capital stock, our board of directors (whose determination will be conclusive and will be evidenced by a board resolution filed with the Warrant Agent) will determine the allocation of the adjusted exercise price between or among shares of such classes of capital stock.

  •
  In the event of a capital reorganization or a reclassification of the common stock (except as provided above), any warrantholder, upon exercise of warrants, will be entitled to receive, in substitution for the common stock to which such holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, shares (of any class or classes) or other securities or property (or cash) that such holder would have been entitled to receive at the same aggregate exercise price upon such reorganization or reclassification if such warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by our board of directors, whose determination will be conclusive and will be evidenced by a certified board resolution filed with the Warrant Agent) will be made for the application of these provisions with respect to the rights and interests of the warrantholders after such time (including but not limited to the allocation of the exercise price between or among shares of classes of capital stock), to the end that these provisions (including the adjustments of the number of shares of common stock or other securities purchasable and the exercise price thereof) will be reflected, as nearly as reasonably practicable, after such time in all subsequent exercises of the warrants for any shares or securities or other property (or cash)deliverable upon the exercise of the warrants.

        Whenever the number of shares of common stock or other securities issuable upon exercise of a warrant is adjusted as described above, we will promptly file with the Warrant Agent an officer's certificate setting forth the number and kind of securities or other property purchasable upon exercise of a warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of the Warrant Agreement, and setting forth a brief statement of the facts accounting for such adjustments. Within 20 business days after receipt of such certificate, we, or the Warrant Agent at our request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by us) to the registered holders of the outstanding warrants; provided, however, that failure to file or to give any notice required under the Warrant Agreement, or any defect therein, will not affect the legality or validity of any such adjustments under the Warrant Agreement; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to the Warrant Agreement.

        If we consolidate with, or merge into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common stock), the corporation formed by such consolidation or merger will execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each warrant then outstanding will have the right thereafter (until the expiration of such warrant) to receive, upon exercise of such warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation or merger by a holder of the number of shares of our common stock for which such warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided in the Warrant Agreement.

  Amendment

        The Warrant Agreement provides that we and the Warrant Agent may, without the consent or concurrence of the holders of the warrants, make changes in the Warrant Agreement that are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission, mistake or manifest error in the Warrant Agreement and that are not inconsistent with the provisions of the warrant certificate and not adversely affect interest of holders.

  Additional Provisions

        We are not required to issue fractional shares upon the exercise of the warrants. No holder of the warrants will possess any rights as a shareholder until the holder exercises the warrants. Upon issuance, the warrants will only be transferrable independently of the common stock with which they were issued, subject to all applicable laws.

  Governing Law

        The Warrant Agreement and each warrant certificate issued thereunder shall be deemed to be made under, and shall be construed in accordance with, the laws of the State of Colorado.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences regarding the acquisition, ownership and disposition of our units, common stock, and warrants. This summary applies to you only if you acquire units in the offering and hold our common stock and warrants as a capital asset. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, regulations promulgated under the Code, administrative rulings and judicial decisions. Changes in the laws may alter the tax treatment of acquisition, ownership and disposition of our common stock and warrants, possibly with retroactive effect.

        This summary is general in nature and does not address the effects of any state or local taxes, estate taxes, or the tax consequences in jurisdictions other than the U.S. In addition, it does not address all tax consequences that may be relevant to you in your particular circumstances, nor does it apply to you if you are a holder with a special status, such as:

  •
  a person that owns, or is treated as owning under certain ownership attribution rules, 5% or more of our voting stock;

  •
  a broker, dealer or trader in securities or currencies;

  •
  a bank, mutual fund, life insurance company or other financial institution;

  •
  a tax-exempt organization;

  •
  a qualified retirement plan or individual retirement account;

  •
  a person that holds our common stock or warrants as part of a straddle, hedge, constructive sale or other integrated transaction for tax purposes;

  •
  a partnership, S corporation, small business investment company or pass-through entity;

  •
  an investor in a partnership, S corporation, small business investment company or pass-through entity;

  •
  a person whose functional currency for tax purposes is not the U.S. dollar;

  •
  a person liable for alternative minimum tax; or

  •
  a person who recognizes passive activity losses.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership that owns or acquires our common stock or warrants should consult the partner's tax advisor regarding the specific tax consequences of the acquisition and ownership of our common stock or warrants.

        YOU SHOULD CONSULT YOUR OWN ADVISOR REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, COMMON STOCK OR WARRANTS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Allocation of Purchase Price between Common Stock and Warrants

        For U.S. federal income tax purposes, the purchase price for each unit will be allocated between the common stock and the warrant in proportion to their respective fair market values at the time of purchase, and this allocation will establish your initial tax basis in the common stock and the warrant that comprise each unit.

U.S. Holders

        The following discussion applies to you if you are a "U.S. Holder." For purposes of this discussion, a U.S. Holder means a beneficial owner of a common stock or warrant that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes, or (2) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control.

  Distributions

        We do not expect to make distributions on our common stock in the foreseeable future. The gross amount of distributions, if any, payable by us on our common stock generally will be treated as dividend income to the extent paid out of current or accumulated earnings and profits. Dividends, if any, received by noncorporate U.S. Holders, including individuals, will generally be subject to a 15% maximum U.S. federal income tax rate if received in a taxable year beginning before January 1, 2011. A distribution on our stock in excess of current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. Holder's adjusted basis in such stock, and any additional excess will be capital gain. See "—Gain on Sale or Other Disposition of Common Stock or Warrants," immediately below.

  Gain on Sale or Other Disposition of Common Stock or Warrants

        If you sell or otherwise dispose of our common stock or warrants (or are deemed to have sold or disposed of them) in a taxable disposition:

  •
  you will recognize gain or loss equal to the difference (if any) between the amount realized on such sale or other taxable disposition and your adjusted tax basis in such common stock or warrants; and,

  •
  any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the common stock or warrants sold is more than one year at the time of such sale or other taxable disposition.

        Long-term capital gains of noncorporate taxpayers, including individuals, are generally subject to a 15% maximum U.S. federal income tax rate for capital gains recognized in taxable years beginning before January 1, 2011. The deductibility of capital losses is subject to limitations.

  Exercise of Warrants

        No gain or loss will be recognized for U.S. federal income tax purposes by U.S. Holders of warrants upon the exercise thereof in exchange for common stock unless cash is received in lieu of the issuance of fractional shares of common stock. The receipt of cash in lieu of fractional shares of our common stock should generally be treated as a taxable sale or exchange of such fractional shares. A U.S. Holder's tax basis in the common stock received on exercise of warrants will equal the sum of its tax basis in the warrants (which in the case of an initial holder, will equal the portion of the purchase price of the unit allocated to the warrant, as described above) plus the exercise price paid for such common stock.

  Expiration of Warrants

        Upon the expiration of a warrant, a U.S. Holder will recognize a loss equal to its adjusted tax basis in the warrant. The loss generally will be a capital loss provided that the common stock that would have been issued upon exercise of the warrants would have been a capital asset if acquired by the U.S. Holder and will be a long-term capital loss if the warrant was held for more than one year before expiration. The deductibility of capital losses is subject to limitations.

  Adjustments to Warrants

        Adjustments to the number of shares of common stock issueable upon exercise of the warrants (see "Description of Units—Warrants") may in certain circumstances result in a taxable deemed distribution to the holders of warrants pursuant to Section 305 of the Code, if the adjustment has the effect of increasing the holder's proportionate interest in our earnings and profits or assets.

Non-U.S. Holders

        The following summary applies to you if you are a "non-U.S. Holder" of our common stock or warrants. A non-U.S. Holder is a beneficial owner of our common stock or warrants that is not a U.S. Holder.

  Distributions

        We do not expect to make distributions on our common stock in the foreseeable future. The gross amount of distributions, if any, payable by us on our common stock generally will be treated as dividend income to the extent paid out of current or accumulated earnings and profits. A distribution on our stock in excess of current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the non-U.S. Holder's adjusted basis in such stock, and any excess will be capital gain. See "—Gain on Sale or Other Disposition of Common Stock or Warrants."

        Dividends paid to a non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States or, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. Holder in the United States, are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (1) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (2) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate and timely claim for refund with the Internal Revenue Service.

  Gain on Sale or Other Disposition of Common Stock or Warrants

        Any gain realized on the disposition of our common stock or warrants will generally not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States (or, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. Holder);

  •
  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes (i.e., a domestic corporation whose trade or business and real property assets consist primarily of "United States real property interests").

        An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        With respect to third bullet point above, we believe that we currently are, and expect to be for the foreseeable future, a USRPHC. However, so long as our common stock is regularly traded on an established securities market, a non-U.S. Holder will not recognize taxable gain on a sale of our common stock or warrants under the third bullet point above unless:

  •
  the non-U.S. Holder recognizes gain on the sale of our common stock, and actually or constructively owns more than 5% of our common stock at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. Holder's holding period for the common stock; or

  •
  the non-U.S. Holder recognizes gain on the sale of our warrants, our warrants are regularly traded, and the non-U.S. Holder actually or constructively owns more than 5% of such warrants at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. Holder's holding period for the warrants; or

  •
  the non-U.S. Holder recognizes gain on the sale of our warrants, our warrants are not regularly traded, and, as of the latest date that the non-U.S. holder acquired any of our warrants, the fair market value of all warrants held by the non-U.S. holder had a fair market value greater than 5% of the fair market value of our common stock.

For purposes of applying the more-than-5% ownership tests in the first and third of the immediately preceding bullet points, warrants will be treated as exercised.

  Exercise of Warrants

        No gain or loss will be recognized for U.S. federal income tax purposes by non-U.S. Holders of our warrants upon the exercise of the warrants except with respect to cash received in lieu of fractional shares of common stock. The receipt of cash in lieu of fractional shares of our common stock will generally be treated as a taxable sale or exchange of such fractional shares. A non-U.S. Holder's tax basis in the common stock received on exercise of warrants will equal the sum of its tax basis in the warrants (which in the case of an initial holder, will equal the portion of the purchase price of the unit allocated to the warrant, as described above) plus the exercise price paid for the common stock.

  Adjustments to Warrants

        Adjustments to the number of shares of common stock that would issue upon exercise of the warrants (see "Description of Units—Warrants") may in certain circumstances result in a taxable deemed distribution to the holders of warrants pursuant to Section 305 of the Code, if such change has the effect of increasing the holder's proportionate interest in our earnings and profits or assets. Such taxable deemed distribution, if any, will be taxed as described in "Distributions," above.

Information reporting and backup withholding

        U.S. Holders of our common stock or warrants (i) may be subject to information reporting and (ii) may be subject to backup withholding (currently at a rate of 28%) on distributions on our common stock or on the proceeds from a sale or exchange of our common stock or warrants. Payments of distributions on, or the proceeds from the sale of, our common stock or warrants to or through a foreign office of a broker generally will not be subject to backup withholding, although information reporting may apply to those payments in certain circumstances. Backup withholding will generally not apply, however, to a U.S. Holder who:

  •
  furnishes a correct taxpayer identification number and certifies that the U.S. Holder is not subject to backup withholding on IRS Form W-9 (or substitute form); or

  •
  is otherwise exempt from backup withholding.

        In general, a non-U.S. Holder will not be subject to information reporting and backup withholding. However, a non-U.S. Holder may be required to establish an exemption from information reporting and backup withholding by certifying the non-U.S. Holder's status by submitting a Form W-8BEN.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules may be credited against the holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner.

UNDERWRITING

        Under the terms and conditions contained in an underwriting agreement, dated as of                        , 2007, we have agreed to sell to the underwriters named below, for whom TD Securities Inc. is acting as representative, the following numbers of units set forth opposite the underwriter's name:

Underwriter	Number of Units
TD Securities Inc.
Blackmont Capital Inc.
Salman Partners Inc.
Sprott Securities Inc.
Raymond James Ltd.

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

        The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the units to dealers at the public offering price less a concession not to exceed $        per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $        per unit on sales to other dealers.

        We have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to                  additional units at the public offering price less the underwriting discounts and commission. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units proportionate to that underwriter's initial purchase commitment.

        The underwriters have reserved for sale at the offering price up to 120,000 units for sale to certain of our officers and directors who have expressed an interest in purchasing units in the offering. The number of units available for sale to the general public will be reduced to the extent these persons purchase the reserved units. Any reserved units not so purchased will be offered by the underwriters to the general public on the same terms as the other units. Purchaser of the reserved units will be subject to lock-up agreements with terms substantially similar to those described below.

        This offering is being made concurrently in the United States and in all of the provinces of Canada, except Quebec, pursuant to the multijurisdictional disclosure system implemented by the securities regulatory authorities in the United States and Canada. The units will be offered in the United States and Canada through the underwriters either directly or through their respective U.S. or Canadian registered broker-dealer affiliates. As described below, subject to applicable law, the underwriters may offer the units outside the United States and Canada.

        We and our executive officers and directors have agreed that, for a period of 90 days from the date of the underwriting agreement, subject to certain exceptions, we and they will not, without the prior written consent of TD Securities Inc.:

  •
  offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

provided however that the foregoing restriction will not apply to (i) issuance of common stock upon the exercise of currently outstanding opinions and warrants, (ii) the grant of stock options under plan in existence on the date hereof or (iii) the issuance of stock in acquisitions.

        Either of the foregoing transfer restrictions will apply regardless of whether a covered transaction is to be settled by the delivery of common shares or such other securities, in cash or otherwise.

        TD Securities Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

	Expenses		Underwriting Commissions Payable by Us
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per unit	$	$	$	$
Total	$	$	$	$

        In compliance with NASD guidelines, the maximum compensation to any underwriters in connection with sales of securities pursuant to the prospectus accompanying this prospectus supplement will not exceed 8% of the aggregate amount of the securities offered by such prospectus. It is anticipated that the maximum compensation to be received in this offering will be less than 8% of the total offering price of the securities to the public as set forth on the cover page of this prospectus supplement.

        In connection with the offering, TD Securities Inc. or one of its registered broker-dealer affiliates, on behalf of the underwriters, may purchase and sell shares of common stock and/or warrants in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares in excess of the number of units, comprised of the shares of common stock and warrants, to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares of common stock and/or warrants made in an amount up to the number of shares of common stock and/or warrants represented by the underwriters' over-allotment option. In determining the source of shares of common stock and/or warrants to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares of common stock and/or warrants available for purchase in the open market as compared to the price at which they may purchase units, comprised of shares of common stock and warrants, through the over-allotment option.

        Transactions to close out the covered syndicate short involve either purchases of the shares of common stock and/or warrants in the open market after the distribution has been completed or the over-allotment option has been exercised or expired. The underwriters also may make "naked" short sales of shares of common stock and/or warrants in excess of the over-allotment option. The underwriters must close out any naked short position by either exercising their over-allotment option or purchasing shares of common stock and/or warrants in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock and/or warrants in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares of common stock and/or warrants in the open market while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when a syndicate member repurchases shares of common stock and/or warrants originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases. Any of these activities may have the effect of preventing or retarding a decline in the market price of the shares of common stock and/or warrants. They also may cause the price of the shares of common stock and/or warrants to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions with respect to the common stock on the American Stock Exchange and with respect to common stock and warrants on the Toronto Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We expect that delivery of the units will be made by the underwriters to purchasers on or about the fourth business day following the date of pricing of the units, such settlement cycle being referred to as "T+5". Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their shares of common stock or warrants on the date of pricing will be required, by virtue of the fact that the units will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of units who wish to trade their shares of common stock or warrants on the date of pricing should consult their own advisors.

        We estimate that our total expenses of this offering, excluding underwriting discounts and commissions, will be $       million ($       million if the underwriters exercise their over-allotment option in full).

        Certain of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of units described in this prospectus supplement located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this provision, the expression "offer of units to the public", in relation to any units in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        We have not authorized and do not authorize the making of any offer of the units through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus supplement. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on our behalf or on behalf of the underwriters.

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

        In connection with this offering, TD Securities Inc., on behalf of the underwriters, may overallot or effect transactions with a view to supporting the market price of the units at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

        A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representative may allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

EXPERTS

        The financial statements incorporated into this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of LeMaster & Daniels PLLC, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The statements as to our mineralized material and mineral resource estimate, which appear or are incorporated by reference herein, have been so included or incorporated by reference upon the authority, as experts, of Mine Development Associates, Inc., to the extent described herein or in the documents incorporated by reference herein.

LEGAL MATTERS

        The validity of the common stock and warrants offered pursuant to this prospectus will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Stikeman Elliott LLP, Toronto, Canada has advised us with respect to certain Canadian legal matters in connection with this offering, and Shearman & Sterling LLP, Toronto, Canada and Cassels Brock & Blackwell LLP, Toronto, Canada, have advised the underwriter with respect to certain legal matters in the United States and Canada, respectively.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock and the warrants is Computershare Trust Company, N.A. and its affiliate, Computershare Investor Services Inc. at their offices in the cities of Golden, Colorado and Toronto, Ontario, respectively.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference our publicly filed reports into this prospectus supplement and the related prospectus, which means that information included in those reports is considered part of this prospectus supplement and the related prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the related prospectus. We incorporate by reference the following documents filed with the SEC and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Form 10-K/A filed with the SEC on March 27, 2007; and

  2.
  The description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You may receive a copy of any of these filings, at no cost, by writing or calling James H. Moore, Vice President and Chief Financial Officer, Mines Management, Inc., 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, telephone (509) 838-6050.

        The information relating to us contained in this prospectus supplement is not comprehensive and should be read together with the information contained in the related prospectus and in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus supplement and the related prospectus is pursuant to a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the related prospectus in accordance with SEC rules.

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy the registration statement and any other document that we file at the SEC's public reference room located at Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

PROSPECTUS

$65,000,000

MINES MANAGEMENT, INC.

Common Stock
Preferred Stock
Warrants
Convertible Debt Securities

        Mines Management, Inc. may offer and sell from time to time up to $65,000,000 of our shares of common stock, par value $0.001, shares of our preferred stock, without par value, warrants or convertible debt securities in one or more transactions.

        Our common stock is listed on the American Stock Exchange under the symbol "MGN" and on the Toronto Stock Exchange under the symbol "MGT."

        This prospectus provides you with a general description of the securities that we may offer. The accompanying prospectus supplement sets forth specific information with regard to the particular securities being offered and may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus.

        This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

        For a discussion of certain risks that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2006.

Forward-Looking Statements
Our Business
Risk Factors
Use Of Proceeds
Plan Of Distribution
Description Of Common Stock
Description Of Preferred Stock
Description Of Warrants
Description Of Convertible Debt Securities
Ratio Of Earnings To Fixed Charges
Legal Matters
Experts
Where You Can Find More Information

        As used in this prospectus, the terms "Mines Management," "we," "our," "ours" and "us" may, depending on the context, refer to Mines Management, Inc. or to Mines Management, Inc.'s consolidated subsidiary or to both, taken as a whole. When we refer to "shares" throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words "development," "intend," "believe," "estimate," "project," "expect," "anticipate," "plan," "should" or similar expressions are intended to identify such statement. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, worldwide economic and political events affecting the supply of and demand for silver and copper, volatility in the market price for silver and copper, financial market conditions and the availability of financing on terms acceptable to Mines Management, Inc., uncertainties associated with developing new mines, variations in ore grade and other characteristics affecting mining, crushing, milling and smelting and mineral recoveries, geological, technical, permitting, mining and processing problems, the availability, terms, conditions and timing of required governmental permits and approvals, uncertainty regarding future changes in applicable law or implementation of existing law, and the availability of experienced employees, and other risks and uncertainties set forth below under the caption "Risk Factors" and in our periodic report filings with the Securities and Exchange Commission (the "SEC").

OUR BUSINESS

        Mines Management, Inc. is engaged in the business of acquiring and exploring mineral properties, primarily those containing silver and associated base and precious metals. Mines Management, Inc. was incorporated under the laws of the State of Idaho on February 20, 1947. We have one direct wholly owned subsidiary, Newhi, Inc. ("Newhi"), which was incorporated under the laws of the State of Washington on November 3, 1987.

        Our principal mineral property interest is held by Newhi, Inc., and is referred to as the Montanore Project. The Montanore Project is located in northwestern Montana, and between 1988 and 2002 was operated by Noranda Minerals Corporation ("Noranda"). During that time the project received an approved Environmental Impact Statement and all of its primary environmental permits. From 1988 to 2002 we held royalty rights to a portion of the deposit. In 2002 Noranda announced that it was abandoning the project, and subsequently gave us quitclaim deeds to patented and unpatented mining claims that control the mineral rights, and all drilling core and intellectual property generated during its 14 years of geologic, environmental and engineering studies. On May 31, 2006, we acquired access to the Libby adit on the Montanore Project site through Newhi's acquisition of 100% of the outstanding stock of Noranda Minerals Corp. and Normin Corp., both incorporated under the laws of Delaware.

        Our executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201. Our telephone number is (509) 838-6050. Our Internet address is www.minesmangement.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

        An investment in the securities involves a high degree of risk. You should consider the following discussion of risks in addition to the other information in this prospectus before purchasing any of the securities. In addition to historical information, the information in this prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results, if any, and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address material factors that may affect any future operating results and financial performance.

We have no recent history of production.

        We have no recent history of producing silver or other metals. The development of our Montanore Project will require the construction and operation of mines, processing plants, and related infrastructure. As a result, we are subject to all of the risks associated with establishing a new mining operation and business enterprise. There can be no assurance that we will successfully establish mining operations or profitability.

We have a history of losses and we expect losses to continue for at least the next three years.

        As an exploration and development company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for at least the next three years. As of March 31, 2006, we had an accumulated deficit of $11.4 million. There can be no assurance that we will achieve or sustain profitability in the future.

We have no proven or probable reserves.

        We have no proven or probable reserves on any of our properties. We are currently focused on our Montanore Project. Substantial additional work, including delineation drilling, will be required in order to determine if any proven or probable reserves exist on our Montanore Project. The commercial viability of a mineral deposit once discovered is also dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In the event commercial quantities of minerals are discovered, the Montanore Project might not be brought into commercial production.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

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  establish ore reserves through drilling and metallurgical and other testing techniques;

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  determine metal content and metallurgical recovery processes to extract metal from the ore; and

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  design and construct mining and processing facilities.

        If we discover ore, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, or that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our properties.

Our future success is subject to risks inherent in the mining industry.

        Our future mining operations, if any, will be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include insufficient ore reserves, fluctuations in metal prices and in production costs that may make mining of reserves uneconomic; significant environmental and other regulatory restrictions; labor disputes; geological problems; failure of underground stopes and/or surface dams; force majeure events; and the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

        If we establish reserves and complete a favorable feasibility study for the Montanore Project, our profitability and long-term viability depend, in large part, on the market price of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

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  global or regional consumption patterns;

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  supply of, and demand for, silver and copper;

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  speculative activities;

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  expectations for inflation; and

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  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices have delayed, and could in the future adversely affect our ability to finance, the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline. During the five-year period ended March 31, 2006, the high and low settlement prices for silver and copper were $14.94 and $4.07 per ounce and $4.08 and $0.65 per ounce, respectively.

We may not be able to obtain permits required for development of the Montanore Project.

        In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to reactivate numerous permits for our Montanore Project. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Obtaining required permits for Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area. The duration and success of our efforts to re-permit are contingent upon many variables not within our control. Obtaining environmental protection permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed those that had been previously estimated. It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine or mines.

Changes in mining laws could increase costs and impair our ability to develop its properties.

        From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations. The effect of any such revisions on our cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, and such revision could also impair our ability to develop its mineral projects.

We are subject to environmental risks.

        Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The title to some of our properties may be uncertain or defective.

        Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and mill site claims. Certain of our United States mineral rights consist of "unpatented" mining claims created and maintained in accordance with the U.S. General Mining Law of 1872. Unpatented mining claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law. Also, unpatented mining claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. We have not filed a patent application for any of unpatented claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

        In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If ever adopted, such legislation could, among other things, impose royalties on silver and copper production from unpatented mining claims located on federal lands or impose fees on production from patented mining claims. Further, it could have an adverse impact on earnings from our operation, could reduce estimates of our reserves and could curtail our future exploration and development activity on federal lands or patented claims.

        While we have no reason to believe that title to any of our properties is in doubt, title to mining properties is subject to potential claims by third parties claiming an interest in them.

The market price of our common stock could experience volatility and could decline significantly.

        Our common stock is listed on AMEX and the TSX. Securities of small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

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  the extent of analytical coverage available to investors concerning our business is because investment banks with research capabilities do not follow our securities;

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  the trading volume and general market interest in our securities could affect an investor's ability to trade significant numbers of common stock;

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  the relatively small size of the public float will limit the ability of some institutions to invest in our securities; and

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  a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the AMEX and the TSX, further reducing market liquidity.

        As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for the exploration and development of the Montanore Project, the acquisition, exploration and development of additional properties or interests, working capital and general corporate purposes.Pending the application of the net proceeds, we expect to invest the proceeds in treasury bills, investment-grade, interest-bearing instruments, or other securities.

PLAN OF DISTRIBUTION

        We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

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  the offeror(s) of the securities;

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  the terms of the securities to which the prospectus supplement relates;

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  the name or names of any underwriters;

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  the purchase price of the securities and the proceeds to be received from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation; and

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  any discounts or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

        Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each class or series of securities other than the common stock will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

DESCRIPTION OF COMMON STOCK

        We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of June 7, 2006, there were 12,899,467 shares of common stock issued and outstanding.

Dividend Rights

        Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of its liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast.

Election of Directors

        Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a majority of votes cast.

Liquidation

        In the event of any liquidation, dissolution or winding up of Mines Management, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption

        Our common stock is not redeemable or convertible.

Other Provisions

        All outstanding shares of our common stock are, and the shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares offered, any initial offering price and market prices relating to the shares.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our Articles of Incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Computershare Trust Company in Denver, Colorado is the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, without par value. As of June 7, 2006, there were no shares of preferred stock outstanding. Preferred stock is issuable in such classes or series as are determined by the board of directors, who have the authority to determine the relative rights and preferences of each such class or series. The board of directors has not designated any class or series of preferred stock.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Mines Management, which could depress the market price of our common stock. Unless otherwise indicated in the prospectus supplement, all preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

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  the number of shares of preferred stock offered and the offering price of the preferred stock;

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  the title and stated value of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

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  the date from which dividends on the preferred stock will accumulate, if applicable;

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  the liquidation rights of the preferred stock;

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  the procedures for auction and remarketing, if any, of the preferred stock;

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  the sinking fund provisions, if applicable, for the preferred stock;

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  the redemption provisions, if applicable, for the preferred stock;

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  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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  whether the preferred stock will have voting rights and the terms of any voting rights, if any;

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  whether the preferred stock will be listed on any securities exchange;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

        The applicable prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the purchase and ownership of the preferred stock offered by the prospectus supplement.

        The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF WARRANTS

        At June 7, 2006, there were two series of warrants outstanding to purchase a total of 1,031,334 shares of common stock as follows:

Issued with:	Date Issued	Amount Outstanding	Exercise Price	Term	Expiration Date
Equity offering	February 5, 2004	294,250	$6.00	5 years	February 5, 2009
Equity offering	October 20, 2005	737,084	$8.25	5 years	October 20, 2010

Total	—	1,031,334	—	—	—

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or units consisting of any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

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  the number of warrants offered;

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  the price or prices at which the warrants will be issued;

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  the currency or currencies in which the prices of the warrants may be payable;

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  the securities for which the warrants are exercisable;

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  whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

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  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

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  any material risk factors relating to such warrants;

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  if applicable, the identity of the warrant agent; and

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  any other terms of such warrants.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our convertible debt securities to be issued in the future. When we offer to sell a particular series of convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

        The debt securities will be issued under an indenture between us and a duly qualified financial institution, as trustee. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. We have summarized select portions of the indenture below. The summary may not contain all the terms that are important to you. You should read the form of the indenture that has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Capitalized terms used in the summary have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

        The indenture does not limit the amount of debt securities that we may issue under the indenture. The debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount, prices and terms of the debt securities. These terms may include:

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  the title of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal, premium and interest payments may be made on the debt securities;

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  the currency or currencies in which the debt securities are issued and payable;

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  the conversion or exchange provisions applicable to the debt securities;

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  any mandatory or optional redemption provisions applicable to the debt securities;

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  any sinking fund or analogous provisions applicable to the debt securities;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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  any provisions relating to any security provided for the debt securities;

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  any additions or changes to, or deletions from, the events of default, covenants or acceleration provisions applicable to the debt securities;

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  the trustee for the series of debt securities and any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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  any other specific terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Book-Entry Debt Securities" below, debt securities will not be issuable in certificated form.

Book-Entry Debt Securities

        Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Mines Management, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Debt Securities

        Transfer or Exchange of Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. Unless otherwise provided in the applicable prospectus supplement, the following covenant will apply to all debt securities.

  Consolidation, Merger and Sale of Assets

        We may not, unless the terms of debt securities provide otherwise, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

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  we are the surviving corporation, or the surviving entity (if other than Mines Management) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

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  immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement, the indenture defines an event of default with respect to any series of debt securities, as one or more of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

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  default in the payment of principal of any debt security of that series when due and payable;

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  an event of default occurs and is continuing, or the failure by us to comply with any of the agreements contained in the debt securities of that series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization of our company; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such lesser amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities if the request conflicts with law or the indenture, is unduly prejudicial to the rights of another holder of debt securities of that series, or may involve the trustee in personal liability.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security's right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment shall not be impaired or affected without the consent of the holder.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        Mines Management and the trustee as to any series of debt securities may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The holders of at least a majority in principal amount of outstanding debt securities of the series affected may also waive compliance in a particular instance with any provision of the indenture. Nevertheless, in no event may a modification, amendment or waiver, without the consent of the holders of each series of affected debt security then outstanding:

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  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the amount of, or postpone the date fixed for, the payment of a sinking fund or analogous provision;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or waive a redemption payment or alter the redemption provisions with respect thereto;

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  make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

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  reduce the principal amount of original issue discount securities payable upon acceleration of maturity;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

        Subject to the limitations discussed above, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing or past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Covenant Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or an event of covenant defeasance.

        The conditions include:

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  depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

        For purposes of this discussion, "foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

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  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

        We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        We are engaged in the business of acquiring and exploring mining properties. None of our properties are currently in production, and, consequently, we have no current operating income or operating cash flow. Accordingly, no ratios are shown for any of the years ended December 31, 2001, 2002, 2003, 2004 and 2005 as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preferred stock. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2001, 2002, 2003, 2004 or 2005, and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Davis Graham & Stubbs LLP, Denver, Colorado.

EXPERTS

        Our audited consolidated financial statements as of December 31, 2005, 2004 and 2003, included in our Annual Report on Form 10-K for the year ended December 31, 2005, incorporated by reference herein, have been audited by LeMaster and Daniels PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report, incorporated by reference herein, and are incorporated herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

        Our mineralized material, or mineral resources, at December 31, 2005 incorporated by reference herein was calculated by Mine Development Associates Inc. All such figures incorporated by reference herein are in reliance upon the authority of that firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede, as applicable, the information in this prospectus.

        The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

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  our Annual Report on Form 10-K for the year ended December 31, 2005;

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

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  the description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        You may receive a copy of any of these filings, at no cost, by writing or calling James H. Moore, Vice President and Chief Financial Officer, Mines Management, Inc., 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, telephone (509) 838-6050.

MINES MANAGEMENT, INC.

US$30,000,000

PROSPECTUS SUPPLEMENT
                        , 2007

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